Exhibit 10.8

SIXTH AMENDMENT

This Sixth Amendment, effective as of the date set forth above the signatures of the parties below, pertains to the Amended and Restated Exclusive Patent License Agreement (“Agreement 4908236”), effective on November 1, 2002, as subsequently amended by a First Amendment on November 15, 2002, a Letter Agreement on September 12, 2003, a Letter Agreement on October 22, 2003, a Second Amendment on November 19, 2003, a Third Amendment on April 2, 2004, a Fourth Amendment on July 17, 2004, and a Fifth Amendment on August 5, 2006 by and between the Massachusetts Institute of Technology (“M.I.T.”) and Momenta Pharmaceuticals, Inc. (“COMPANY’)

WHEREAS, COMPANY no longer plans to commercialize the technology included in MIT Case Number 9085, “Aerosol Administration of Heparin to the Lungs,” by Dongfang Liu, Yiwei Qi, Ram Sasisekharan, Mallikarjun Sundaram and Ganesh Venkataraman;

WHEREAS, M.I.T. agrees to remove this case from Agreement 4908236 without penalty to COMPANY;

NOW, THEREFORE, M.I.T. and COMPANY hereby agree to remove this case and all future obligations relating to this case from Agreement 4908236.

All other terms and conditions of Agreement 4908236 shall remain unchanged.

The AMENDMENT EFFECTIVE DATE is January 10, 2007.

Agreed to for:

MASSACHUSETTS INTITUTE OF TECHNOLOGY		MOMENTA PHARMACEUTICALS, INC.
By	/s/ Lita Nelsen	By	/s/ Susan K. Whoriskey
Name	Lita L. Nelsen,	Name	Susan K. Whoriskey, Ph.D.
Title	Director, Technology Licensing Office	Title Vice President, Licensing & Business
Development